Exhibit 99.1

IN THE CIRCUIT COURT OF THE NINTH JUDICIAL CIRCUIT

ORANGE COUNTY, FLORIDA

CIVIL ACTION

AQUA POWER SYSTEMS INC.	)
)
Plaintiff,	)
)
v.	)	Case No. 2021-CA-004680-O
)
PARAMOUNT TRADING COMPANY INC.	)
)
Defendant.	)

ORDER ON DEFAULT FINAL JUDGMENT & FINAL JUDGMENT

THIS CAUSE having been heard on Plaintiff Aqua Power System Inc.'s ("APSI") Motion for Default Judgment against Paramount Trading Company Inc. ("PTC"), and the Court having heard argument of counsel, and being otherwise fully advised in the Premises, it is ORDERED AND ADJUDGED that said motion is GRANTED. The Court declares the 2,690,000 shares of common stock in APSI issued to PTC over two transactions on or about October 1, 2015 and on or about July 14, 2017, currently held in Book Entry, void and are hereby cancelled. The Court reserves jurisdiction for enforcement of same. The clerk shall close the case.

ORDERED in Chambers in the Circuit Court of the Ninth Judicial Circuit, in and for Orange County, Florida, this 23rd day of September, 2021.

/s/ Regenald K. Whitehead
HONORABLE CIRCUIT COURT JUDGE

Copies furnished to:

All counsel of record.